Exhibit 10c1


                          AMENDMENT TO TRUST AGREEMENT


     THIS AMENDMENT, made as of the 1st day of January, 1997, among GILBERT L. KLEMANN, II (the "Executive"), AMERICAN BRANDS, INC., a Delaware corporation (the "Company") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee")


                              W I T N E S S E T H :

     WHEREAS, the Executive, the Company and the Trustee are parties to a Trust Agreement (the "Trust Agreement") for the purpose of establishing a trust in order to provide a source of benefits under the terms of the Company's Supplemental Plan (the "Plan") for the benefit of the Executive; and

     WHEREAS, the parties desire to amend the Trust Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises, the parties agree that the Trust Agreement is hereby amended as follows:

     1. Section 1.2 is hereby amended by changing clause (ii) thereof as follows:

          "(ii) the amounts of any actual withdrawals from the Fund or from the Executive's Segregated Account by the Executive as provided in Section 2.4 plus the income which would have been earned on such withdrawn amounts from the time of withdrawal to the time of the Executive's termination of employment, assuming earnings at an interest rate equal to the after-tax equivalent of the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of Qualifying Employment and the prior five months. For any Executive who terminates employment between May 1 and December 31, 1997, however, the interest rate used shall be whichever of the following results in the greater benefit: (i) 120% of the applicable monthly immediate annuity purchase rate which would be used by the Pension Benefit Guaranty Corporation for the month of termination of employment for the purpose of determining the present value of a single sum distribution on plan termination, (ii) 120% of the average of the applicable monthly annuity purchase rates which would be used by the Pension Benefit Guaranty Corporation for the month of termination of employment and the prior five months and (iii) the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of employment and the prior five months."

     2. Section 4.2 is hereby amended in its entirety as follows:

               "The Trustee is hereby appointed as the investment manager of the Fund. In the event that the Trustee cannot serve as investment manager of the Fund, the Trustee shall then select Pacific Investment Management Company as investment manager; provided that if Pacific Investment Management Company is unwilling or unable to act as investment manager, the Trustee shall select J.P. Morgan Investment Management Inc. as investment manager. The investment manager shall invest the assets of the Fund separately as to amounts representing the Executive's supplemental retirement benefit under the Plan and amounts representing the Executive's supplemental profit-sharing benefit.

               Supplemental retirement benefit amounts shall be invested solely in the Vista Select Bond Fund to the extent practicable and otherwise in the Chase Manhattan Personal Trust Market Rate Account. As soon as practicable after the Executive's 60th birthday, at the direction of the Company, the investment manager shall cause one-half of the amounts held in the Vista Select Bond Fund attributable to supplemental retirement benefits, and as soon as practicable after the Executive's 63rd birthday, at the direction of the Company, the investment manager shall cause the remainder of the amounts held in the Vista Select Bond Fund attributable to supplemental retirement benefits, to be invested solely in the Chase Manhattan Personal Trust Market Rate Account, provided that supplemental retirement benefit amounts shall not be transferred from the Vista Select Bond Fund to the Chase Manhattan Personal Trust Market Rate Account after the Executive's 60th birthday or the Executive's 63rd birthday if the amount held in the Vista Select Bond Fund attributable to supplemental retirement benefits is in a "loss position". The amount held in the Vista Select Bond Fund attributable to supplemental retirement benefits shall be in a "loss position" on the Executive's 60th birthday if the current market value thereof at the Executive's 60th birthday is less than 95% of the actuarial present value of the Executive's supplemental retirement benefit calculated as of the end of the prior calendar year. The amount held in the Vista Select Bond Fund attributable to supplemental retirement benefits shall be in a "loss position" on the Executive's 63rd birthday if the current market value thereof at the Executive's 63rd birthday is less than 50% of 95% of the actuarial present value of the Executive's supplemental retirement benefit calculated as of the end of the prior calendar year. The Company shall notify the Trustee promptly after the end of each calendar year of the actuarial present value of the Executive's supplemental retirement benefit. In the event that transfers cannot be made as soon as practicable after the Executive's 60th or 63rd birthday because the amount held in the Vista Select Bond Fund attributable to supplemental retirement benefits is then in a "loss position", the amounts attributable to supplemental retirement benefits shall be transferred as soon as practicable after such Fund is no longer in such "loss position".

               Supplemental profit-sharing benefit amounts shall be invested in one or more of the (i) Vista Balanced Fund, (ii) Chase Manhattan Personal Trust Market Rate Account, (iii) Dodge & Cox Stock Fund, (iv) MFS Institutional Emerging Equities Fund, (v) Vanguard International Growth Portfolio or (vi) PIMCO Total Return Fund, in such portions as are elected by the Executive by written election filed with the Company and notified to the Trustee by the Company, all to the extent practicable and otherwise in the Chase Manhattan Personal Trust Market Rate Account, and all without liability of the Trustee for such election. The Executive may change such election at any time by filing a new written election with the Company, which shall promptly notify the Trustee thereof, and all without liability of the Trustee for such new election. Subject to such investment restrictions, the Trustee shall have the power and right:

               (a) To receive and hold all contributions made to it by the Company;

               (b) To participate in and use a book-entry system for the deposit and transfer of securities;

               (c) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

               (d) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

               (e) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

               (f) To extend the time of payment of any obligation held by it;

               (g) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

               (h) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

               (i) For the purposes of the Trust, to borrow money from others, including The Chase Manhattan Bank, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

               (j) To furnish the Company and the Executive with such information as may be needed for tax or other purposes;

               (k) To employ suitable agents and counsel, who may be counsel to the Company or the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

               (l) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

               (m) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

               (n) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and

               (o) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund."


     3. The Trust Agreement is hereby further amended to reflect the change of the Company's name so that references to "American Brands, Inc." and the "Company" shall be deemed to be references to "Fortune Brands, Inc.", subject to approval of such change of name by the Company's stockholders.

     IN WITNESS WHEREOF, the parties have caused this AMENDMENT to be duly executed as of the day and year first written above.


                                            AMERICAN BRANDS, INC.



Attest:                                     By     Steven C. Mendenhall
                                              ------------------------------
                                              Steven C. Mendenhall
                                              Senior Vice President and
     Mark S. Lyon                               Chief Administrative Officer
----------------------

                                            THE CHASE MANHATTAN BANK



Attest:                                     By     Mark J. Altschuler
                                              ------------------------------
                                                   Mark J. Altschuler
                                                     Vice President
  Scott P. Callahan
----------------------

                  I hereby consent to the foregoing AMENDMENT.

Witness:

   Dianne J. Ebner                                Gilbert L. Klemann, II
----------------------                        ------------------------------
                                                  GILBERT L. KLEMANN, II

STATE OF CONNECTICUT )
                     :   ss.:  Old Greenwich, CT- July 7, 1997
COUNTY OF FAIRFIELD  )

     Personally appeared STEVEN C. MENDENHALL, Senior Vice President and Chief Administrative Officer of AMERICAN BRANDS, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Senior Vice President and Chief Administrative Officer and the free act and deed of said Corporation, before me.

                                                          Lenora Rowser
                                                     -----------------------
                                                          Notary Public


STATE OF NEW YORK    )
                     :   ss.:  New York, NY- July 14, 1997
COUNTY OF NEW YORK   )

     Personally appeared MARK J. ALTSCHULER, Vice President of THE CHASE MANHATTAN BANK, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President and the free act and deed of said Company, before me.

                                                         Shavon S. Sharp
                                                     -----------------------
                                                          Notary Public


STATE OF CONNECTICUT )
                     :   ss.:  Old Greenwich, CT- July 7, 1997
COUNTY OF FAIRFIELD  )

     Personally appeared GILBERT L. KLEMANN, II, signer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

                                                          Lenora Rowser
                                                     -----------------------
                                                          Notary Public